UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2016

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, on May 19, 2016, Windtree Therapeutics, Inc. (the “Company”) received a notification letter (“Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market (the “Minimum Stockholders’ Equity Rule”). Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Company reported stockholders’ equity of ($4,977,000), which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Further, as of May 19, 2016, the Company had not met the alternative compliance standards under Nasdaq Listing Rule 5550(b) of (i) a market value of listed securities of at least $35,000,000 (the “Minimum Value of Listed Securities Rule”) or (ii) net income of $500,000, from continuing operations. In accordance with Nasdaq Listing Rule 5810, the Company was given 45 days from the date of the Deficiency Letter, or until July 5, 2016, to prepare and submit a plan to Nasdaq outlining how it intends to regain compliance with the Minimum Stockholders’ Equity Rule.

The Company’s plan was submitted on July 5, 2016 and, on July 12, 2016, the Staff notified the Company that it has determined to grant the Company an extension until November 15, 2016 (representing the maximum extension the Staff can grant under Listing Rule 5810(c)(2)(B)(i)) to evidence compliance with the Minimum Stockholders’ Equity Rule. Under the terms of the extension, the Company must regain compliance with the Minimum Stockholders’ Equity Rule no later than November 15, 2016, provide to the Staff a publicly available report that evidences such compliance and otherwise comply with conditions included in the extension notice. If the Company fails to evidence compliance upon filing its periodic report for the year ending December 31, 2016, with the SEC and Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy the terms of the extension, the Staff will provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Listing Qualifications Panel.

The extension notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market. However, there can be no assurance that the Company will be successful in implementing its plan to regain compliance with the Minimum Stockholders’ Equity Rule. In the alternative, if during the extension period, the Company is successful in regaining compliance with the alternative Minimum Value of Listed Securities Rule under Nasdaq Listing Rule 5550(b), the Company would regain compliance with the Nasdaq Listing Rules. There can be no assurance that the Company will successfully regain compliance with either the Minimum Stockholders’ Equity Rule or the Minimum Value of Listed Securities Rule within the extension period, or at all. The Company disclaims any intention to update this Current Report on Form 8-K to disclose any action or response that the Company may decide to take after the filing of this report.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By	/s/ John Tattory
Name:	John Tattory
Title:	Senior Vice President and Chief Financial Officer

Date: July 13, 2016